UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29801 (Commission File Number)	94-3296648 (IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 15, 2012, InterMune, Inc. (“InterMune”) reported that Germany’s Federal Joint Committee (G-BA) has announced its decision granting the additional benefit of Esbriet® (pirfenidone) in adults for the treatment of mild-to-moderate idiopathic pulmonary fibrosis (IPF). Esbriet’s additional benefit was classified as stage 4 (not quantifiable benefit) in the rating system established under Germany’s AMNOG pharmaceutical law. A non-quantifiable benefit means that the drug has an additional benefit, which will be defined in the future via experience in daily clinical use or clinical studies. Based on this, a stage of 1-3 will be assigned.

Under Germany’s AMNOG law, the price charged by a manufacturer for a new pharmaceutical product is reviewed during the 12 months following the medicine’s launch. The current price for Esbriet in Germany will remain in effect until the pricing review is completed, which is expected by September 15, 2012.

In addition to Germany, Esbriet is commercially available in Austria, Norway, Denmark and Luxembourg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2012	INTERMUNE, INC.

	By:	/s/ John C. Hodgman
John C. Hodgman
Senior Vice President of Finance Administration and Chief Financial Officer